Exhibit 10.11

EXECUTION VERSION

DOWNSIDE PROTECTION AGREEMENT

THIS DOWNSIDE PROTECTION AGREEMENT (this “Agreement”) is made and entered into as of July 6, 2022, between (i) only for purposes of Sections 1, 3(e)(ii), 6(d), 7, 8 and 9 hereof, Ambipar Emergency Response, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo”), (ii) HPX Capital Partners LLC, a Delaware limited liability company (“SPAC Sponsor”), (iii) only for purposes of Sections 1, 2(c) (regarding certain notification rights), 3, 4, 6(c), 7, 8 and 9 hereof, Ambipar Participações e Empreendimentos S.A., a sociedade anônima organized under the laws of Brazil (the “Company Shareholder”), and (iv) the other persons named on the signature pages hereto (each, a “PIPE Investor” and, collectively, the “PIPE Investors”). Each of the PIPE Investors, the Company Shareholder (with respect to the provisions listed in the preceding sentence only), New PubCo (with respect to the provisions listed in the preceding sentence only) and SPAC Sponsor are individually referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, this Agreement is being entered into in connection with the Business Combination Agreement entered into as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), by and among New PubCo, the Company Shareholder, HPX Corp., an exempted company incorporated with limited liability in the Cayman Islands, Emergência Participações S.A., a sociedade anônima organized under the laws of Brazil, and Ambipar Merger Sub, an exempted company incorporated with limited liability in the Cayman Islands, on the terms and subject to the conditions set forth therein;

WHEREAS, SPAC, New PubCo and certain SPAC Shareholders (each, a “Non-Redeeming Shareholder”) have entered into certain Shareholder Non-Redemption Agreements, dated the date hereof (each, a “Shareholder Non-Redemption Agreement”), pursuant to which, among other things, the Non-Redeeming Shareholders committed not to redeem the SPAC Shares of which they are the record and beneficial owners, on the terms and conditions set forth therein;

WHEREAS, SPAC, New PubCo and certain investors (each a “Subscriber”) entered into as of the date hereof certain Subscription Agreements (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”) pursuant to which each Subscriber agreed to subscribe for the respective number of New PubCo Class A Ordinary Shares and of warrants, each warrant to purchase one New PubCo Class A Ordinary Share (the “Warrants”), as set forth therein, to be consummated on the Closing Date. For purposes of this Agreement, the Company Shareholder, which is a signatory of the Company Shareholder Subscription Agreement, shall not be deemed a Subscriber;

WHEREAS, in consideration of the commitment of each Subscriber and Non-Redeeming Shareholder (collectively, the “PIPE Investors”) to, among other things, subscribe for such New PubCo Class A Ordinary Shares and Warrants and/or not to redeem their SPAC Shares, as the case may be, and subject to the terms and conditions set forth herein, SPAC Sponsor is providing the PIPE Investors with certain downside protection rights (the “Downside Protection”); and

WHEREAS, SPAC Sponsor acknowledges and agrees that each PIPE Investor would not have entered into and agreed to consummate the transactions contemplated by the Subscription Agreements and/or the Shareholder Non-Redemption Agreement, as the case may be, without the Parties entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.                Defined Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

(a)              “Above Threshold PIPE Investor” shall have the meaning set forth in Section 2(c).

(b)             “Acquisition Option Closing Day” shall have the meaning set forth in Section 3(d)(i)(2).

(c)              “Acquisition Option Deadline” shall have the meaning set forth in Section 3(d)(i)(2).

(d)             “Agreement” shall have the meaning set forth in the preamble hereto.

(e)              “Block Trade” shall mean an offering and/or sale of the Block Trade Securities on a block trade or underwritten basis (whether firm commitment or otherwise), including, without limitation, a same day trade, overnight trade or similar transaction, to a third party other than New PubCo, the Company Shareholder, SPAC Sponsor or any of their respective Affiliates.

(f)              “Block Trade Deadline” shall have the meaning set forth in Section 3(c)(iii).

(g)             “Block Trade Fees and Expenses” shall mean any reasonable and documented fees and expenses incurred (including by New PubCo) in connection with the facilitation, support and assistance of a Block Trade, including filing fees, printing fees, legal and auditor fees and travel expenses.

(h)             “Block Trade Price” shall mean the purchase price payable by the relevant Block Trade Purchaser for the relevant Block Trade Securities.

(i)               “Block Trade Purchaser” shall mean one or more third parties acquiring the Block Trade Securities in a Block Trade in accordance with the terms and conditions set forth herein.

(j)               “Block Trade Securities” shall mean all of the New PubCo Class A Ordinary Shares and the Warrants held by the relevant Eligible PIPE Investor as of the Measurement Date, plus the number of Effective Downside Protection Shares, if any.

(k)             “Calculation Information” shall have the meaning set forth in Section 2(a).

(l)               “Calculation Information Deadline” shall have the meaning set forth in Section 2(a).

(m)            “Company Shareholder’s Acquisition Option” shall have the meaning set forth in Section 3(b)(i).

(n)             “Company Shareholder Election Period” shall have the meaning set forth in Section 3(b)(i).

(o)             “Company Shareholder Exercise Notice” shall have the meaning set forth in Section 3(b)(i).

(p)             “Competitor” shall mean any Person that competes with or which is affiliated with a Person whose principal operations compete with New PubCo's business from time to time.

(q)             “CPI” shall mean the Consumer Price Index for All Urban Consumers, seasonally adjusted, published by the Bureau of Labor Statistics, 1982-84=100, that measures changes in U.S. consumer prices based on a representative basket of goods and services, 1982-84=100, or any successor to such index, appropriately adjusted, or if no such index or successor index shall be published, such similar index, appropriately adjusted, as shall reasonably be designated by SPAC Sponsor.

(r)              “CPI Return” shall mean, for each PIPE Investor, an absolute return in U.S. dollars equal to (i) the Protected Shares multiplied by (ii) the Per Share Subscription Price (as defined in the Subscription Agreements) multiplied by (iii) the sum of one (1) plus the difference, or delta, in CPI between the CPI for the month immediately prior to the Measurement Date and the CPI for the month of the Closing, as determined by SPAC Sponsor in accordance with the formula set forth in Annex B.

(s)              “Daily Measurement Period Position” shall have the meaning set forth in Section 2(a)(i).

(t)               “Downside Protection” shall have the meaning set forth in the recitals hereto.

(u)             “Downside Protection Exercise Notice” shall have the meaning set forth in Section 3(a)(i).

(v)             “Downside Protection Shares” shall mean a total of up to 1,050,000 New PubCo Class A Ordinary Shares, which constitute part of the consideration issuable to SPAC Sponsor pursuant to the Business Combination Agreement, which shares shall constitute the aggregate sum of each PIPE Investor’s Pro Rata Downside Protection Shares hereunder, as set forth in Annex A hereto.

(w)            “Effective Downside Protection Shares” shall mean, as applicable to each respective PIPE Investor: either (i) such PIPE Investor’s Required Downside Protection Shares, in case the number of such PIPE Investor’s Pro Rata Downside Protection Shares is greater than the number of such PIPE Investor’s Required Downside Protection Shares; or (ii) such PIPE Investor’s Pro Rata Downside Protection Shares, in case the number of such PIPE Investor’s Pro Rata Downside Protection Shares is lower than or equal to the number of such PIPE Investor’s Required Downside Protection Shares.

(x)             “Elected Forfeiture Event” shall have the meaning set forth in Section 3(a)(ii).

(y)             “Eligibility Notice” shall have the meaning set forth in Section 2(c).

(z)              “Eligible PIPE Investor” shall have the meaning set forth in Section 2(d).

(aa)           “Ineligible PIPE Investor” shall have the meaning set forth in Section 2(d).

(bb)          “Investor Investment Return” shall mean, for each PIPE Investor, an absolute return in U.S. dollars, as determined by SPAC Sponsor in accordance with the relevant formula included in Annex B.

(cc)           “Lock-up Period” shall mean, for each PIPE Investor, the period starting on the Measurement Date and ending on the earlier of (i) such PIPE Investor being deemed an Ineligible PIPE Investor, (ii) the occurrence of an Elected Forfeiture Event, (iii) a failure to consummate the sale of the relevant Eligible PIPE Investor’s securities (x) in the case of the Company Shareholder’s Acquisition Option, by the relevant Acquisition Option Deadline or (y) by a Block Trade Deadline, or (iv) the consummation of a sale pursuant to the Company Shareholder’s Acquisition Option, SPAC Sponsor’s Acquisition Option or a Block Trade.

(dd)          “Non-Redeeming Shareholder” shall have the meaning set forth in the recitals hereto.

(ee)           “Non-Permitted Holder” shall mean any Person that directly or indirectly beneficially holds more than a 30% interest in a Competitor.

(ff)            “Measurement Date” shall mean the day of the 30-month anniversary of the Closing Date.

(gg)          “Measurement Period” shall mean the period starting on the Closing Date and ending on the Measurement Date.

(hh)          “Party” or “Parties” shall have the meaning set forth in the preamble hereto.

(ii)             “PIPE Investors” shall have the meaning set forth in the recitals hereto.

(jj)             “Pro Rata Downside Protection Shares” shall mean, with respect to each PIPE Investor, the proportion of Downside Protection Shares assigned to such PIPE Investor and as set forth next to such PIPE Investor’s name in Annex A.

(kk)          “Protected Shares” shall mean the lowest Daily Measurement Period Position during the Measurement Period.

(ll)             “Purchase Price” shall have the meaning set forth in Section 3(d)(ii).

(mm)       “Required Downside Protection Shares” shall mean, for each PIPE Investor, a certain number of New PubCo Class A Ordinary Shares as determined by SPAC Sponsor in accordance with the following formula:

(nn)          “Share Threshold” shall mean, for each PIPE Investor, a number of New PubCo Class A Ordinary Shares representing 50% of the number of New PubCo Class A Ordinary Shares held by such PIPE Investor immediately after Closing (subject to adjustment as appropriate to reflect any share split, division or subdivision of shares, share dividend or distribution (including any dividend or distribution of securities convertible into New PubCo Class A Ordinary Shares), reorganization, combination, exchange of shares, reverse share split, consolidation of shares, reclassification, recapitalization or other like change with respect to New PubCo Class A Ordinary Shares subsequent to the Closing Date).

(oo)          “Shareholder Non-Redemption Agreement” shall have the meaning set forth in the recitals hereto.

(pp)          “SPAC Sponsor’s Acquisition Option” shall have the meaning set forth in Section 3(c)(i)(1).

(qq)          “SPAC Sponsor Exercise Notice” shall have the meaning set forth in Section 3(c)(i).

(rr)            “Subscriber” shall have the meaning set forth in the recitals hereto.

(ss)           “Subscription Agreement” shall have the meaning set forth in the recitals hereof.

(tt)             “Supplemental Request” shall have the meaning set forth in Section 2(b).

(uu)          “Supplemental Request Deadline” shall have the meaning set forth in Section 2(b).

(vv)          “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

(ww)       “Warrants” shall have the meaning set forth in the recitals hereto.

2.                Downside Protection Eligibility.

(a)              No later than five (5) days following the Measurement Date (the “Calculation Information Deadline”), each PIPE Investor shall deliver, in writing, to SPAC Sponsor the following information (collectively, the “Calculation Information”):

(i)               the number of New PubCo Class A Ordinary Shares held by such PIPE Investor, of record or in street name, as of the close of trading on each trading day during the Measurement Period (excluding, for the avoidance of doubt, any shares of New PubCo Class A Ordinary Shares beneficially owned through any warrants, convertible notes or any other convertible or exercisable equity security of New PubCo, including any Warrants) (each such daily position, the “Daily Measurement Period Position”);

(ii)             the number of Warrants held by such PIPE Investor as of the Measurement Date;

(iii)           information about any and all Transfers of, and trading activity in respect of, any and all Warrants held by such PIPE Investor during the Measurement Period; and

(iv)            information about any exercise (cashless or not) of Warrants by such PIPE Investor during the Measurement Period.

(b)             Within five (5) days following receipt of the Calculation Information, SPAC Sponsor shall determine whether any additional information from such PIPE Investor is reasonably necessary in order for SPAC Sponsor to perform its responsibilities hereunder, in which case SPAC Sponsor shall request, in writing and within such five-day period, such reasonable outstanding information from the applicable PIPE Investor (the “Supplemental Request”), and such PIPE Investor shall deliver, in writing, to SPAC Sponsor all information subject to such Supplemental Request within five (5) days of receipt of the Supplemental Request or within a time frame to be mutually agreed by the Parties if the Supplemental Request is burdensome to such PIPE Investor (the “Supplemental Request Deadline”).

For purposes of this Agreement, (i) the term “Calculation Information” shall be interpreted to include any information provided by such PIPE Investor in accordance with Section 2(a) and shall include all information provided in response to a Supplemental Request in accordance with this Section 2(b), if any.

(c)              Promptly upon receipt of the Calculation Information, SPAC Sponsor shall determine, for each PIPE Investor, based on the Calculation Information and/or other information available to SPAC Sponsor, whether each Daily Measurement Period Position was greater than the Share Threshold, in which case SPAC Sponsor shall promptly provide notice (the “Eligibility Notice”), in writing, to the respective PIPE Investor and the Company Shareholder that such PIPE Investor shall be deemed to qualify for the Downside Protection in accordance with the terms and conditions of this Agreement (such qualifying PIPE Investor, an “Above Threshold PIPE Investor”) and informing the respective PIPE Investor and the Company Shareholder of such PIPE Investor’s applicable number of Protected Shares. To the contrary, if any Daily Measurement Period Position of a PIPE Investor was equal to or lower than the Share Threshold, SPAC Sponsor shall promptly provide notice, in writing, to the respective PIPE Investor and the Company Shareholder that such PIPE Investor shall be deemed not to qualify for any Downside Protection in accordance with the terms and conditions of this Agreement.

(d)             Those PIPE Investors that (i) timely provide the Calculation Information in accordance with this Agreement and (ii) based on the Calculation Information, are Above Threshold PIPE Investors, shall be deemed “Eligible PIPE Investors” for the purposes of this Agreement. All PIPE Investors that (i) fail to timely provide the Calculation Information in accordance with this Agreement to SPAC Sponsor by the Calculation Information Deadline and the Supplemental Request Deadline, as the case may be, or (ii) based on the Calculation Information are not Above Threshold Investors, shall be deemed “Ineligible PIPE Investors” for purposes of this Agreement. Each Ineligible PIPE Investor irrevocably forfeits, and shall not be entitled to, any Downside Protection pursuant to this Agreement.

(e)              Each of the Parties hereby acknowledges and agrees that (i) any or all of the Downside Protection Shares shall be transferred to an Eligible PIPE Investor only in accordance with the terms and provisions of this Agreement, and (ii) under no circumstances shall any PIPE Investor be transferred a number of Downside Protection Shares in excess of an Eligible PIPE Investor’s Pro Rata Downside Protection Shares.

3.                Downside Protection Exercise.

(a)              Eligible PIPE Investor’s Option

(i)               Within five (5) days following receipt of the Eligibility Notice by the relevant Eligible PIPE Investor, such Eligible PIPE Investor shall deliver, to each of the Company Shareholder and SPAC Sponsor written notice (the “Downside Protection Exercise Notice”) irrevocably stating such Eligible PIPE Investor’s election (x) to exercise or (y) not to exercise its Downside Protection rights pursuant to this Agreement.

For the avoidance of doubt, the Downside Protection Exercise Notice shall not be valid, and be deemed void, if it is not sent in writing both to SPAC Sponsor and the Company Shareholder within the required period.

(ii)             If an Eligible PIPE Investor irrevocably elects in the Downside Protection Exercise Notice not to exercise its Downside Protection rights pursuant to this Agreement or fails to timely deliver the Downside Protection Exercise Notice pursuant to the five-day deadline provided for in Section 3(a)(i) (each such event, an “Elected Forfeiture Event”), then such Eligible PIPE Investor's rights to any Downside Protection pursuant to this Agreement, including to any of such Eligible PIPE Investor’s Pro Rata Downside Protection Shares, shall be immediately, automatically and irrevocably forfeited without further action by any of the Parties.

(b)             Company Shareholder’s Acquisition Option

(i)               If an Eligible PIPE Investor irrevocably elects in the Downside Protection Exercise Notice to exercise its Downside Protection rights pursuant to this Agreement, then the Company Shareholder shall have the right but not the obligation to deliver, within five (5) days following receipt of the respective Downside Protection Exercise Notice (the “Company Shareholder Election Period”), to any such Eligible PIPE Investor and SPAC Sponsor written notice (the “Company Shareholder Exercise Notice”) irrevocably electing to purchase either none or all of the Protected Shares held by such Eligible PIPE Investor as of the Measurement Date, with such elected purchase to occur in accordance with the procedures and upon the terms set forth in Section 3(d) (the “Company Shareholder’s Acquisition Option”). Failure by the Company Shareholder to make an election on the terms and pursuant to this Section 3(b)(i), including within the Company Shareholder Election Period, shall constitute an election not to exercise the Company Shareholder’s Acquisition Option and, therefore, not to purchase such Eligible Investor’s Protected Shares.

(ii)             If the Company Shareholder exercises the Company Shareholder’s Acquisition Option, the Company Shareholder shall purchase all of the Protected Shares held by such Eligible PIPE Investor as of the Measurement Date in accordance with the procedures and upon the terms set forth in Section 3(d).

(iii)           For the avoidance of doubt:

(1)             if the Company Shareholder exercises the Company Shareholder’s Acquisition Option and the acquisition of the relevant Eligible PIPE Investor’s Protected Shares is not consummated by the relevant Acquisition Option Deadline (for whatever reason, including as a result of circumstances within the control of the Company Shareholder or such Eligible PIPE Investor or as a result of circumstances outside their control), the relevant Eligible PIPE Investor's Protected Shares shall no longer be transferred to the Company Shareholder pursuant to the Company Shareholder’s Acquisition Option, and the procedures set forth in Section 3(c) shall apply; and

(2)             the Company Shareholder’s exercise of the Company Shareholder’s Acquisition Option in respect of a certain Eligible PIPE Investor (i) shall not be deemed an exercise by the Company Shareholder of the Company Shareholder’s Acquisition Option in respect of any other Eligible PIPE Investor, (ii) shall in no way oblige the Company Shareholder to exercise the Company Shareholder’s Acquisition Option in respect of any other Eligible PIPE Investor, and (iii) shall not result in any right of any other Eligible PIPE Investor of any nature whatsoever.

(c)              SPAC Sponsor’s Options

(i)               If the Company Shareholder does not exercise the Company Shareholder’s Acquisition Option in respect of a certain Eligible PIPE Investor (explicitly or by not timely exercising its right within the Company Shareholder Election Period) or if the Company Shareholder exercises the Company Shareholder’s Acquisition Option but the acquisition of the relevant Eligible PIPE Investor’s Protected Shares is not consummated by the relevant Acquisition Option Deadline pursuant to Section 3(b)(iii)(1) above, SPAC Sponsor shall, within five (5) days following such Company Shareholder Exercise Notice, the lapse of the Company Shareholder Election Period or, in case of Section 3(b)(iii)(1), the relevant Acquisition Option Deadline, as applicable, deliver to such Eligible PIPE Investor and the Company Shareholder written notice (the “SPAC Sponsor Exercise Notice”) irrevocably electing to:

(1)             purchase either none or all of the Protected Shares held by such Eligible PIPE Investor as of the Measurement Date, with such elected purchase to occur in accordance with the procedures and upon the terms set forth in Section 3(d) (the “SPAC Sponsor’s Acquisition Option”); or

(2)             facilitate a Block Trade, with such Block Trade to occur in accordance with the procedures and upon the terms set forth in Section 3(e).

For the avoidance of doubt, failure by SPAC Sponsor to make a timely election pursuant to this Section 3(c) within the election period shall constitute an election to facilitate a Block Trade pursuant to sub clause (2) above.

(ii)             If SPAC Sponsor exercises the SPAC Sponsor’s Acquisition Option, SPAC Sponsor shall purchase all of the Protected Shares held by such Eligible PIPE Investor as of the Measurement Date in accordance with the procedures and upon the terms set forth in Section 3(d).

(iii)           If SPAC Sponsor elects in the SPAC Sponsor Exercise Notice to facilitate a Block Trade, SPAC Sponsor shall have up to 150 (one hundred fifty) days following such SPAC Sponsor Exercise Notice (the “Block Trade Deadline”) to facilitate the execution of transaction agreements relating to one or more Block Trades, including the sale / purchase agreement for such Block Trade(s) between the relevant Eligible PIPE Investor and the Block Trade Purchaser.

(iv)            For the avoidance of doubt,

(1)             if the SPAC Sponsor exercises the SPAC Sponsor’s Acquisition Option and the acquisition of the relevant Eligible PIPE Investor’s Protected Shares is not consummated by the relevant Acquisition Option Deadline (for whatever reason, including as a result of circumstances within the control of the SPAC Sponsor or such Eligible PIPE Investor or as a result of circumstances outside their control), SPAC Sponsor shall be required to engage in the facilitation of a Block Trade, with any such Block Trade to occur in accordance with the procedures and upon the terms set forth in Section 3(e); and

(2)             the SPAC Sponsor’s exercise of the SPAC Sponsor’s Acquisition Option in respect of a certain Eligible PIPE Investor (i) shall not be deemed an exercise by SPAC Sponsor of the SPAC Sponsor’s Acquisition Option in respect of any other Eligible PIPE Investor, (ii) and shall in no way oblige SPAC Sponsor to exercise the SPAC Sponsor’s Acquisition Option in respect of any other Eligible PIPE Investor, and (iii) shall not result in any right of any other Eligible PIPE Investor of any nature whatsoever.

(d)             Acquisition Option

(i)               In connection with the exercise of the Company Shareholder’s Acquisition Option or the SPAC Sponsor’s Acquisition Option, as the case may be, the Company Shareholder Exercise Notice or the SPAC Sponsor Exercise Notice, respectively, shall include reasonably detailed information about the following items:

(1)             the Purchase Price, which shall be paid by the Company Shareholder or SPAC Sponsor, as the case may be, in immediate available funds to the relevant Eligible PIPE Investor in consideration of the transfer of such Eligible PIPE Investor’s New PubCo Class A Ordinary Shares subject to the Company Shareholder’s Acquisition Option or the SPAC Sponsor’s Acquisition Option, as the case may be, in each case to be consummated on the Acquisition Option Closing Day;

(2)             the date on which the purchase subject to the Company Shareholder’s Acquisition Option or the SPAC Sponsor’s Acquisition Option, as the case may be, is expected to close (the “Acquisition Option Closing Day”), which shall in no event be later than 30 (thirty) days following the Company Shareholder Exercise Notice or the SPAC Sponsor Exercise Notice, as the case may be (the “Acquisition Option Deadline”); provided that the Acquisition Option Deadline shall be automatically extended for an additional ninety (90)-day period if the only condition that remains pending for the consummation of the purchase is a regulatory condition, and

(3)             any other material procedural matters relating to such transaction.

(ii)             The purchase price payable on the Acquisition Option Closing Day for the Protected Shares shall be the CPI Return (the “Purchase Price”).

(e)              Block Trade

(i)               If SPAC Sponsor elects in the SPAC Sponsor Exercise Notice to facilitate a Block Trade or if SPAC Sponsor shall facilitate a Block Trade pursuant to Section 3(c)(iv)(1), the relevant Eligible PIPE Investor acknowledges and agrees that SPAC Sponsor shall have up to 150 (one hundred fifty) days following such SPAC Sponsor Exercise Notice or, in the case of Section 3(c)(iv)(1), the relevant Acquisition Option Deadline, to facilitate the execution of transaction agreements relating to one or more Block Trades, including the sale / purchase agreement for such Block Trade(s) between the relevant Eligible PIPE Investor and the Block Trade Purchaser.

(ii)             In connection with a Block Trade, New PubCo shall, to the extent requested in writing by the SPAC Sponsor, as promptly as possible, undertake commercially reasonable efforts to, among other things:

(1)             provide such support and take such actions as may be necessary or reasonably useful to SPAC Sponsor or any designee to facilitate a Block Trade, including filings of relevant documentation with the SEC or other authorities and participations in marketing efforts (including any investor meetings, among other actions); provided that New PubCo shall not be required to participate in, and if initiated shall immediately cease, any marketing efforts in case the Block Trade Purchaser in a contemplated Block Trade is a Non-Permitted Holder; and

(2)             furnish to SPAC Sponsor or any designee, for use in connection with a Block Trade, such information with respect to New PubCo reasonably required by applicable law or otherwise as SPAC Sponsor or any designee may reasonably request.

(iii)           In connection with a Block Trade, as promptly as practicable following the SPAC Sponsor Exercise Notice or, in the case of Section 3(c)(iv)(1), the relevant Acquisition Option Deadline, SPAC Sponsor shall engage a financial advisor and a legal advisor for itself for the duration of the process of such Block Trade to assist with such Block Trade and shall notify, in writing, the relevant Eligible PIPE Investor of such engagement and the expected timetable for a Block Trade.

For the avoidance of doubt, (i) in case a Block Trade results in such Eligible PIPE Investor’s Investor Investment Return, considering the relevant Block Trade Price and any Block Trade Fees and Expenses, being equal to or greater than the CPI Return of such Eligible PIPE Investor, then the relevant Eligible PIPE Investor shall be responsible and pay for such Block Trade Fees and Expenses, or (ii) in case a Block Trade results in such Eligible PIPE Investor’s Investor Investment Return, considering the relevant Block Trade Price and any Block Trade Fees and Expenses, being lower than the CPI Return of such Eligible PIPE Investor, then (x) SPAC Sponsor shall transfer such number of additional Pro Rata Downside Protection Shares of such Eligible PIPE Investor to such Eligible PIPE Investor in connection with the closing of such Block Trade, with such shares being valued at the relevant Block Trade Price, in order for such Eligible PIPE Investor’s Investor Investment Return, considering the relevant Block Trade Price, any Block Trade Fees and Expenses and such additional shares, to be equal to or as close as possible to the CPI Return of such Eligible PIPE Investor, and (y) the relevant Eligible PIPE Investor shall be responsible and pay for such Block Trade Fees and Expenses.

(iv)            If such Eligible PIPE Investor and such Block Trade Purchaser agree to the terms of a Block Trade, including the Block Trade Price, by executing the sale / purchase agreement and other Block Trade transaction agreements by the Block Trade Deadline, SPAC Sponsor shall:

(1)             promptly following the determination of such Block Trade Price and by no later than the execution of the sale / purchase agreement and other Block Trade transaction agreements, (x) calculate such Eligible PIPE Investor’s Investor Investment Return, considering such Block Trade Price; (y) calculate the CPI Return of such Eligible PIPE Investor; and (z) perform a comparison of the Investor Investment Return against such CPI Return in order to determine the number of Required Downside Protection Shares of such Eligible PIPE Investor, if any, in accordance with the definitions and formulas set forth in this Agreement, including in Annex B hereto;

(2)             promptly following such determination under sub clause (1), deliver written notice to such Eligible PIPE Investor setting forth (x) the number of Required Downside Protection Shares of such Eligible PIPE Investor, (y) the number of Effective Downside Protection Shares of such Eligible PIPE Investor; and (z) all relevant records, work papers and calculations used in connection with such determination under sub clause (1); and

(3)             transfer the Effective Downside Protection Shares, if any, to such Eligible PIPE Investor in connection with the closing of such Block Trade, which Effective Downside Protection Shares, if any, will be transferred by such Eligible PIPE Investor to such Block Trade Purchaser as part of the Block Trade Securities in connection with the closing of such Block Trade.

(v)             Subject to Section 3(e)(vi), (x) if one or more Block Trades are proposed to such Eligible PIPE Investor prior to the Block Trade Deadline and such Eligible PIPE Investor rejects the terms of such proposed Block Trade(s) or (y) the parties to such Block Trade(s) otherwise fail to execute the sale / purchase agreement(s) and other Block Trade transaction agreements by the Block Trade Deadline or (z) Block Trades are otherwise neither available nor consummated, then

(1)             no Block Trade shall occur;

(2)             if the Block Trade is not consummated exclusively due to fault of, or rejection by, the Eligible PIPE Investor, such Eligible PIPE Investor shall reimburse SPAC Sponsor for any costs and expenses related to such Block Trade(s), if any; and

(3)             SPAC Sponsor shall transfer, within no later than 15 (fifteen) days following the Block Trade Deadline, all of such Eligible PIPE Investor’s Pro Rata Downside Protection Shares to such Eligible PIPE Investor.

(vi)            Notwithstanding anything to the contrary herein, including Section 3(e)(v), the relevant Eligible PIPE Investor shall not be permitted to reject the Block Trade Price of a proposed Block Trade, in case such Eligible PIPE Investor’s return in connection with the proposed Block Trade, considering (1) the Investor Investment Return considering the Block Trade Price and (2) the transfer of the Effective Downside Protection Shares to such Eligible PIPE Investor in connection with the closing of the proposed Block Trade, is equal to or greater than the CPI Return. In case such Eligible PIPE Investor nevertheless rejects such Block Trade and fails to execute the sale / purchase agreement and other Block Trade transaction agreements by the Block Trade Deadline, in each case based solely on the proposed Block Trade Price, then (1) no Block Trade shall occur and (2) such Eligible PIPE Investor shall irrevocably forfeit, and shall not be entitled to, any Downside Protection pursuant to this Agreement.

(vii)          Notwithstanding anything to the contrary in this Agreement, Section 2.3.4 of the Investors Rights Agreement shall not apply to a Block Trade pursuant to this Agreement.

(viii)        For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement or elsewhere, neither the PIPE Investor (in connection with a Block Trade) nor the SPAC Sponsor (in connection with the transfer of any Downside Protection Shares) shall be allowed to transfer or assign any of the rights of (x) the transferring PIPE Investor under the relevant Subscription Agreement, the Investor Rights Agreement or the Articles, if any, or (y) the SPAC Sponsor under the Investor Rights Agreement or the Articles.

4.                Lock-up Restrictions.

(a)              Except as expressly contemplated by this Agreement or with the prior written consent of both the Company Shareholder and SPAC Sponsor, during the Lock-up Period, each Eligible PIPE Investor agrees that it, he or she shall not Transfer any New PubCo Class A Ordinary Shares.

(b)             For the avoidance of doubt, any such Transfer by a PIPE Investor during Lock-up Period shall automatically and irrevocably cause the cancellation of such PIPE Investor’s Downside Protection rights pursuant to this Agreement, without any burden to such PIPE Investor other than the cancellation of its Downside Protection rights pursuant to this Agreement.

5.                Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Except as otherwise provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

6.                Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder (a courtesy copy of any notice sent shall also be sent via email):

(a)        if to a PIPE Investor, to such address or addresses set forth on the signature page hereto;

(b)        if to SPAC Sponsor, to:

c/o SPAC Sponsor

HPX Capital Partners LLC.

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

Attention: Carlos Piani

Email: cpiani@hpxcorp.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Av. Brigadeiro Faria Lima, 3311, 7th Floor
04538-133 São Paulo - SP Brazil
Attention: J. Mathias von Bernuth; Maxim Mayer-Cesiano
Email: mathias.vonbernuth@skadden.com;

maxim.mayercesiano@skadden.com

(c)       if to the Company Shareholder, to:

c/o Ambipar Participações e Empreendimentos S.A.

Avenida Pacaembu, 1088,

Room 09, Pacaembu,

01234-000, São Paulo - SP Brazil

Attention:	Luciana Freire Barca Nascimento; Alessandra Bessa Alves de Melo

Email:    luciana.barca@tbj.com.br; alessandra.bessa@ambipar.com

with a copy to (which shall not constitute notice)::

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:     Mark Pflug; Grenfel Calheiros

Email:           mpflug@stblaw.com; gcalheiros@stblaw.com

(d)       if to New PubCo, to:

c/o Emergência Participações S.A.

Avenida Angélica, nº 2346

5th floor, room 4, Consolação,

01228-200, São Paulo - SP Brazil

Attention: Luciana Freire Barca Nascimento; Alessandra Bessa Alves de Melo

Email: luciana.barca@tbj.com.br; alessandra.bessa@ambipar.com with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:      Mark Pflug; Grenfel Calheiros

Email:             mpflug@stblaw.com; gcalheiros@stblaw.com

7.                Corrections. In the event of any ambiguity respecting any term or terms hereof, the Parties agree to construe and interpret such ambiguity in good faith in such a way as is appropriate to ensure its enforceability and viability. The Parties agree to work together in good faith to correct any provisions of the Agreement that are discovered to be incomplete, erroneous or inaccurate. Any necessary or advisable changes to the Agreement language or provisions deriving therefrom shall promptly be made by the Parties.

8.                Termination. This Agreement shall terminate, with respect to each PIPE Investor, upon the earlier to occur of the following: (x) such PIPE Investor being deemed an Ineligible PIPE Investor, (y) the occurrence of an Elected Forfeiture Event with respect to such PIPE Investor or (z) the transactions contemplated pursuant to Sections 3(b), 3(c), 3(d) and/or 3(e) with respect to such PIPE Investor, as applicable, have been completed in accordance with their respective terms.

9.                Incorporation by Reference. Sections 11.2 (Interpretation), 11.3 (Counterparts; Electronic Delivery), 11.4(a) (Entire Agreement), 11.5 (Severability), 11.6 (Other Remedies; Specific Performance), 11.7 (Governing Law), 11.8 (Consent to Jurisdiction; Waiver of Jury Trial), 11.9 (Rules of Construction), 11.11 (Assignment), 11.12 (Amendment) and 11.14 (No Recourse) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the PIPE Investor has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth on the first page of this Agreement.

Name of the PIPE Investor:

By:

Name:

Title:

Business Address / Street:

City, State:

ZIP Code:

Country:

Attention:

Telephone:

E-Mail Address:

Facsimile:

[Signature Page to Downside Protection Agreement]

IN WITNESS WHEREOF, New PubCo, Company Shareholder and SPAC Sponsor have caused this Agreement to be duly executed as of the day and year first above written.

HPX CAPITAL PARTNERS LLC

By:
Name: Carlos Piani
Title: Managing Member

AMBIPAR PARTICIPAÇÕES E EMPREENDIMENTOS S.A., only for purposes of Sections 1, 2(c) (regarding certain notification rights), 3, 4, 6(c), 7, 8 and 9 hereof

By:
Name: Luciana Freira Barca Nascimento
Title:

By:
Name: Luciana Freira Barca Nascimento
Title: Thiago da Costa Silva

AMBIPAR EMERGENCY RESPONSE, only for purposes of Sections 1, 3(e)(ii), 6(d), 7, 8 and 9 hereof

By:
Name: Guiherme Patini Borlenghi
Title:

By:
Name: Luciana Freira Barca Nascimento
Title: Thiago da Costa Silva

[Signature Page to Downside Protection Agreement]

ANNEX A

PIPE Investor	Pro Rata Downside Protection Shares
Opportunity Agro Fundo de Investimento em Participações Multiestratégia Investimento no Exterior	808,500
Constellation Master Fundo de Investimento de Ações	9,732
Constellation Qualificado Master Fundo de Investimento de Ações	8,163
Const Brazil US Fund LP	8,670
XP Gestão de Recursos Ltda.	24,150
Cygnus Fund Icon	14,490
Gannett Peek Limited	4,830
Genome Fund Inc.	9,660
Tuchola Investments Inc.	4,830

ANNEX B

i.	Calculation of CPI Return

ii.	Calculation of Investor Investment Return

iii.	“WVWAP” shall mean the daily volume-weighted average prices for the Warrants, on its primary exchange, as reported on Bloomberg for the period from the scheduled open of trading to the scheduled close of trading, or, if not reported thereby, as reported by any other authoritative source, as determined by SPAC Sponsor in accordance with the following formula, calculated for each of the 180 (one hundred eighty) consecutive complete trading days starting with the first trading day following the day of the 24-month anniversary of the Closing Date and ending with the 180th (one hundred eightieth) trading day thereafter.

Where:

•	i represents a given day
•	Volumei is the volume of a given day
•	Pricei is the VWAP of such day

iv.	“Warrant Operations” shall mean the Profitable Warrant Trade plus the Profitable Warrant Exercise.

v.	“Warrants Position” shall mean the amount of Warrants held by the Eligible PIPE Investor on the Measurement Date.

vi.	“Warrant Sale Price” shall mean the price for which the Eligible PIPE Investor sold the Warrants.

vii.	“Warrants Sold” shall mean all Warrants that the Eligible PIPE Investor has sold during the Measurement Period.

viii.	“New PubCo Share Price” shall mean the respective trading price for the New PubCo Class A Ordinary Shares as reported on Bloomberg.

ix.	“Profitable Warrant Trade” shall mean the (i) Warrants Sold multiplied by the Warrant Sale Price multiplied (ii) by the CPI Return. If more than one trade has occurred during the Measurement Period, factor (i) should be calculated separately for each trade and then the results summed before multiplying by factor (ii). For example, if trade1 and trade2 occur, then the Profitable Warrant Trade would be calculated as follows: [(trade1 Warrant Sold x trade1 Warrant Sale Price) + (trade2 Warrant Sold x trade2 Warrant Sale Price)] x CPI.

x.	“Profitable Warrant Exercise” shall mean: (i) the New PubCo Share Price minus the exercise price of $11.50 multiplied by (ii) the quantity of Warrants the Eligible PIPE Investor decides to exercise multiplied by the CPI Return.